UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2023

Isoray, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of Principal Executive Offices) (Zip Code)

(509) 375-1202
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ISR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure included in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement.

As discussed in Item 5.02 below, Lori A. Woods resigned as Chief Executive Officer of Isoray, Inc. (the “Company” or “Isoray”) effective February 3, 2023. Following her resignation, the Company and Ms. Woods entered into the Separation Agreement disclosed in Item 5.02 below, whereby Ms. Woods will receive the severance payments and other benefits described below, subject to meeting the terms thereof. Ms. Woods remains subject to non-solicitation, non-disparagement, and confidentiality obligations.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Viewpoint Transaction

On February 3, 2023 (the “Closing Date”), the Company completed the merger (the “Closing”) of Isoray Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), with Viewpoint Molecular Targeting, Inc. (“Viewpoint”) (such transaction being the “Merger”). Viewpoint is an alpha-particle radiopharmaceutical company in the alphaemitter market developing oncology therapeutics and complementary imaging agents.

As previously disclosed, on September 27, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Merger Sub, Viewpoint, and Cameron Gray, as the representative of the Owners (as defined therein), as amended by the First Amendment to Agreement and Plan of Merger entered into by the parties on October 21, 2022 (the “Amendment”). The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Viewpoint, with Viewpoint continuing as the surviving corporation as a wholly-owned subsidiary of Isoray. In connection with the Closing, at the effective time of the Merger, each issued and outstanding share of common stock of Viewpoint was converted into the right to receive (i) 3.1642 (the “Exchange Ratio”) shares of Isoray common stock, rounded to the nearest whole share (the Exchange Shares”), (ii) any cash in lieu of fractional shares of Isoray common stock payable pursuant to the Merger Agreement, and (iii) any dividends or other distributions to which the holder thereof became entitled to upon the surrender of such shares of Viewpoint common stock. Other than as set forth in (ii) in the preceding sentence, no cash consideration was paid in connection with the Merger. In accordance with the foregoing and in connection with the Closing, the Company issued 136,545,075 shares of common stock, representing approximately 49% of the fully-diluted outstanding capital stock of the Company, to the stockholders of Viewpoint immediately prior to the Closing, with 10% of those shares being held in escrow by U.S. Bank National Association (“U.S. Bank”) for the twelve-month period following the Closing pursuant to the terms of the Merger Agreement and an escrow agreement entered into among the Company, U.S. Bank and Cameron Gray. In accordance with the Merger Agreement, the Exchange Ratio was adjusted down from the original Exchange Ratio of 3.3212 previously disclosed.

Additionally, at the effective time of the Merger, each option to acquire shares of Viewpoint common stock that was outstanding under any Viewpoint equity incentive plan immediately prior to the effective time, whether or not vested or exercisable, converted into an option to acquire shares of Isoray common stock, subject to the same terms and conditions as applied to the Viewpoint stock option, with the exception of the options of the directors of Viewpoint immediately prior to the Closing for whom the expiration date of such options was modified to the same expiration date of the options held by the current officers of the Company. Each Viewpoint stock option converted into an option to acquire that number of whole shares of Isoray common stock (rounded down to the nearest whole share) equal to the product of the number of shares of Viewpoint common stock subject to the stock option and the Exchange Ratio, at an exercise price per share of Isoray common stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing the exercise price per share of Viewpoint common stock of such stock option by the Exchange Ratio; provided that the exercise price and the number of shares of Isoray common stock subject to the option shall be determined in a manner consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and, in the case of Viewpoint stock options that were intended to qualify as incentive stock options within the meaning of Section 422 of the Code, consistent with the requirements of Section 424(a) of the Code.

The foregoing descriptions of the Merger Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the Amendment, which are included as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights and Lock-Up Agreement

In connection with the Merger Agreement, on January 31, 2023, the Company entered into a Registration Rights and Lock-Up Agreement with each of the stockholders of Viewpoint (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement (i) the Company agreed to file a resale registration statement for the Registrable Securities (as defined therein) no later than 30 days following the Closing, and to use commercially reasonable efforts to cause it to become effective as promptly as practicable following such filing, (ii) the stockholders have been granted certain piggyback registration rights with respect to registration statements filed subsequent to the Closing, and (iii) the Lock-Up Holders (as defined in therein) agreed, subject to certain customary exceptions, not to sell, transfer, or dispose of any Company common stock until the earlier of (a) six months, or (b) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities, or other property.

The foregoing description of the Registration Rights and Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights and Lock-Up Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure included in Item 2.01 above is incorporated herein by reference. The Exchange Shares issued in connection with the Merger were not registered under the Securities Act of 1933, as amended, in accordance with Section 4(a)(2) and Regulation D, Rule 506 thereunder, as transactions by an issuer not involving a public offering.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2023, Alan Hoffmann and Dr. Philip Vitale each gave notice of their resignation from the Board of Directors of the Company (the “Board”), effective upon the Closing. On February 1, 2023, and effective upon the Closing, Lori A. Woods gave notice of her resignation as the Chief Executive Officer of the Company. On February 2, 2023, Michael McCormick gave notice of his resignation as Chairman of the Board effective upon the Closing.

Also in connection with and effective upon the Closing, the Board appointed: (i) Johan (Thijs) Spoor as Chief Executive Officer and a director of the Company, (ii) Lori A. Woods as Chairperson of the Board, (iii) Robert Froman Williamson, III as a director of the Company, and (iv) Dr. Frank Morich as a director of the Company. Michael McCormick remained as a director of the Company. Jonathan Hunt will remain as CFO of the Company.

Johan (Thijs) Spoor, age 50 – Thijs Spoor, MBA, was the Chief Executive Officer of Viewpoint until the Closing. Mr. Spoor is an established leader with nearly 30 years of combined executive, broad management, and capital markets expertise across healthcare and medical device industries. Prior to joining Viewpoint, Mr. Spoor served as the President and CEO of KBP Biosciences, a global, clinical-stage biotechnology company focused on discovering, developing, and commercializing innovative small-molecule therapeutics for the treatment of serious cardiorenal and infectious diseases. While at KBP Biosciences, Mr. Spoor led all operations for major fund-raising and IPO readiness, and drove the company’s small molecule clinical development programs, including toxicology, clinical pharmacology, Phase 2 studies, and discussions with regulators. Prior to that, Mr. Spoor served as the President and CEO of AzurRx BioPharma, where he led its NASDAQ IPO, completion of animal studies, regulatory approvals, and multiple Phase 2 studies. Mr. Spoor also served as the President and CEO of FluoroPharma Medical, which he took public, as well as a Health and Life Sciences strategy consultant to Fortune 500 companies at Oliver Wyman. Mr. Spoor worked on Wall Street as an equity research analyst at JP Morgan and Credit Suisse where he covered biotechnology stocks and medical device companies. He started his career with a formal training in nuclear pharmacy which led to increasing commercial leadership roles in the imaging business at GE Healthcare (Amersham) in cardiology and oncology. Mr. Spoor also serves on the board of directors of Verifi Water, Inc. Mr. Spoor holds a Pharmacy degree from the University of Toronto and an MBA from Columbia Business School.

Robert Froman Williamson, III, age 57 – Robert F. Williamson, III has been active in building biotechnology and related technology companies for over two decades. Beginning in September, 2022, Mr. Williamson has served as President and CBO of Triumvira Immunologicals, a cell therapy company, and beginning in March, 2022, as a senior adviser to SyntheX, a protein interaction and degrader company. From February to September, 2022, he was the CBO/CFO of OncoMyx, an oncolytic virus company, and from 2020 to 2021 was CEO of BioTheryX, a protein degradation therapeutics company, raising a $100M crossover round and preparing the company for an IPO. Prior to that, Mr. Williamson served as CEO of PharmAkea from 2013 to 2019, and of ATXCo in 2019, both oncology and fibrosis companies financed through a partnership with Celgene, until PharmAkea’s acquisition by Galecto and ATXCo’s acquisition by Blade Therapeutics, both in 2019. Previously, Mr. Williamson was Executive Chairman and founder of Strategic Enzyme Applications, CEO of Arriva Pharmaceuticals, President and COO of Eos Biotechnology, which he sold to Protein Design Labs, and COO of DoubleTwist, Inc. through its acquisition by Merck and Hitachi. Mr. Williamson also serves on the Coulter Oversight Board for University of Miami, Florida, is a qualified financial expert and has chaired both Compensation and Audit Committees. Notably, Mr. Williamson served as an early Director of Pharmasset, Inc., where he helped finance, grow, and advance the company into the public markets and through its acquisition by Gilead in 2011 for $11 billion. Earlier, Mr. Williamson was a partner with The Boston Consulting Group and a research assistant for the Federal Reserve Board. Mr. Williamson received a BA in economics from Pomona College and an MBA from Stanford University.

Dr. Frank Morich, age 69 – Dr. Frank Morich is a biopharmaceutical professional with more than 35 years of industry experience. Dr. Morich served on the board of directors of Viewpoint from February 2021 until the Closing. He has also served on the board of directors of CUE-Biopharma, located in Boston, Massachusetts, a company working on protein therapeutics with applications in immunooncology, autoimmunity, and potentially antiviral applications since August 2018, and as its chairman since April 2021. Dr. Morich serves as Executive Chairman of Aphaia Pharma, located in Zug, Switzerland, a clinical-stage biopharmaceutical company working to treat and prevent metabolic disorders such as obesity and diabetes, a position he has held since June 2022. Dr. Morich served on the board of directors for MorphoSys from 2015 to 2021, and for Innate Pharma from 2004-2010, both clinical-stage biotechnology companies specializing in antibody development. Prior to focusing on board work, Dr. Morich was Chief Commercial Officer at Takeda Pharmaceuticals, a global pharmaceutical company, from 2011 to 2014, and as its Executive Vice President, International Operations from 2010 to 2011. From 2008 to 2010, Dr. Morich served as Chief Executive Officer of NOXXON Pharma AG, a clinical-stage drug development company, and, from 2005 to 2007, as Chief Executive Officer and member of the board of directors of Innogenetics N.V., an international in vitro diagnostics company. Prior to that, Dr. Morich held several positions at Bayer, a global pharmaceutical and life sciences company, including as a member of the Board of Management of Bayer AG, Head of Global Product Development, and Head of Research and Development. Dr. Morich holds an M.D. and Ph.D. from the University of Marburg where he specialized in immunology with a focus on monoclonal antibodies. He also served as a military physician before moving to industry.

In connection with the Closing and by virtue of his being an optionholder of Viewpoint, Mr. Spoor received options to purchase 8,454,757 shares of common stock of the Company. Additionally, in connection with the Closing and by virtue of his being an optionholder of Viewpoint, Dr. Morich received options to purchase 1,107,471 shares of common stock of the Company. Also in connection with the Closing, Ms. Woods will receive a payment of $504,000 (subject to her signing the Separation Agreement discussed below), Mr. Hunt will receive a payment of $340,000, William Cavanagh III, the Company’s Chief Research and Development Officer, will receive a payment of $341,000, and Jennifer Streeter, the Company’s Chief Operating Officer and Vice President of Human Resources, will receive a payment of $360,000 pursuant to each of their Employment Agreements by virtue of the Merger constituting a Change in Control, as defined thereunder. The Company has not entered into any other transactions with the foregoing persons described in Item 404(a) of Regulation S-K. Mr. Spoor was appointed CEO and named as a director of the Company and Ms. Woods remained as a director of the Company upon the Closing in accordance with the Merger Agreement. Mr. Williamson and Dr. Morich were not appointed pursuant to any arrangement or understanding between them and any other person. There are no family relationships between the foregoing persons and any director or executive officer of the Company. It is anticipated that the Company and Mr. Spoor will enter into an Employment Agreement in connection with his appointment as CEO of the Company, the terms of which are still being negotiated.

In connection with her resignation as CEO of the Company, the Company and Lori A. Woods entered into a Separation Agreement on February 3, 2023, to be effective on the eighth calendar day following the date on which Ms. Woods executes the Separation Agreement, provided that she does not cancel the Separation Agreement prior to such date. Pursuant to the Separation Agreement, the Company will pay Ms. Woods the amount of $504,000, as noted in the preceding paragraph, minus required withholdings, to be paid biweekly in accordance with the Company’s regular payroll practice. Additionally, Ms. Woods will receive payment of health insurance premiums for a period of one year, plus reimbursement for reasonable attorneys’ fees. The Company will also accelerate the vesting of 1,007,498 options to purchase shares of common stock of the Company held by Ms. Woods. Subject to the terms of the equity incentive plan pursuant to which the options were granted, Ms. Woods will have the time set forth in each vested option to exercise the option before it expires.

The Separation Agreement contains a release by Ms. Woods of any and all issues and claims she may have against the Company in any way related to her employment with or separation from employment with the Company, including a release of any liabilities and claims under any local, state, or federal statutes, wage claims, and claims of discrimination. The Separation Agreement does not impact any future claims that Ms. Woods may raise during her tenure as Chairperson of the Board, nor does it serve to release any claims she may have for advances of fees and costs and indemnity under any applicable contract of insurance, corporate policy, or operation of law.

The above description is only a summary of the material terms of the Separation Agreement, does not purport to be a complete description of the Separation Agreement, and is qualified in its entirety by reference to the Separation Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 31, 2023, the Board approved a change in the fiscal year end of the Company from June 30 to December 31. The Company’s fiscal year will now be the calendar year pursuant to such change.

The Company will file a transition report on Form 10-KT covering the transition period from July 1, 2022, to December 31, 2022.

Item 7.01	Regulation FD Disclosure

On February 6, 2023, the Company issued a press release announcing the Closing. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission, whether or not filed under the Securities Act of 1933, as amended, or the 1934 Act, regardless of any general incorporation language in such document.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The Company will file the financial statements required by this Item no later than April 21, 2023.

(b)	Pro Forma Financial Information

The Company will file the financial information required by this Item no later than April 21, 2023.

(d)	Exhibits.

2.1*	Agreement and Plan of Merger, dated September 27, 2022 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2022).
2.2	First Amendment to Agreement and Plan of Merger, dated October 21, 2022 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 24, 2022).
10.1*	Form of Registration Rights and Lock-Up Agreement dated as of January 31, 2023.
10.2	Separation Agreement between Isoray Inc. and Lori A. Woods, dated February 3, 2023.
99.1	Press Release dated February 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Certain schedules and exhibits have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2023

Isoray, Inc., a Delaware corporation

By: /s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor, CEO